Exhibit 21



                                 SURGICARE, INC.
                                 SUBSIDIARY LIST
                              AS OF MARCH 31, 2003


                                                    State of
Name of Subsidiary                                  Org.         Owned By                   Ownership %
------------------                                  ----         --------                   -----------

Bellaire SurgiCare, Inc.                            Texas        SurgiCare, Inc.                100%
Town & Country SurgiCare, Inc.                      Texas        SurgiCare, Inc.                100%
SurgiCare Memorial Village, L.P.                    Texas        Town & Country SurgiCare,       60%
                                                                 Inc.
Baytown SurgiCare, Inc.                             Texas        SurgiCare, Inc.                100%
San Jacinto Surgery Center, L.P.                    Texas        Baytown SurgiCare, Inc.         10%
Physicians Endoscopy Center, LLP                    Texas        Town & Country SurgiCare,       10%
                                                                 Inc.
Tuscawaras Ambulatory Surgery Center, LLP           Ohio         SurgiCare, Inc.                 51%


